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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 2, 1996
                                                --------------------------------


                            VSI Enterprises, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                              1-10927                   84-1104448
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


5801 Goshen Springs Road, Norcross, Georgia                                30071
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code      (770) 242-7566
                                                   -----------------------------


                                Not applicable
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         (Former name or former address, if changed since last report)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 2, 1996, VSI Enterprises, Inc., a Delaware corporation (the "Company"), consummated the acquisition of Eastern Telecom, Inc., a Rhode Island corporation ("ETI"). Pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of October 1, 1996, by and among the Company, ETI, ETI Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Company ("ETI Acquisition"), and Mark E. Munro and Susan S. Munro, the shareholders of ETI (collectively the "Shareholders"), ETI was merged with and into ETI Acquisition, whereby ETI became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Shareholders received an aggregate of 2,007,339 shares of common stock of the Company and $3.5 million cash. Based on the closing price of the Company's common stock as reported on the Nasdaq SmallCap Market on October 1, 1996, the consideration paid by the Company had a total value of approximately $9,333,327, excluding acquisition costs.

         Of the 2,007,339 shares of Common Stock of the Company comprising a portion of the merger consideration, 1,807,339 shares were delivered to the Shareholders upon the surrender of their respective ETI Stock Certificates at the Closing and 200,000 shares (the "Escrow Shares") were delivered into Escrow pursuant to an Escrow Agreement by and among the Company, the Shareholders and Reliance Trust Company, as Escrow Agent (the "Escrow Agent"). The Escrow Shares are subject to a post-Closing adjustment of the merger consideration, as well as any claims of VSI or VSI Sub arising under the Merger Agreement. Promptly after the Closing, the Company will prepare a balance sheet of ETI as of the close of business on the Closing Date (the "Closing Balance Sheet"). To the extent the amount of the shareholders' equity shown on the Closing Balance Sheet is less than $897,000, the Shareholders will instruct the Escrow Agent to deliver to the Company that number of Escrow Shares having a value, determined in accordance with the Escrow Agreement, equal to the full amount by which the shareholders' equity is less than $897,000. To the extent the amount of the shareholders' equity shown on the Closing Balance Sheet is greater than $1,300,000, the Company will, on the date that is two years following final determination of the Closing Balance Sheet, deliver to the Shareholders that number of shares of Common Stock having a value, determined by the average of the closing bid price of Common Stock for the ten trading days immediately preceding the date of delivery, equal to the full amount by which the shareholders' equity is greater than $1,300,000. The obligation of the Shareholders to pay the post-Closing adjustment of the merger consideration is a limited obligation of the Shareholders payable solely from, and only to the extent of, the Escrow Shares held by the Escrow Agent.

         The cash portion of the merger consideration was funded from the proceeds of a private placement of $5.0 million of 5% Convertible Debentures due September 27, 1999 of the Company.

         ETI is in the business of marketing and sales of telecommunications services and products. Its major customers include NYNEX, Bell Atlantic and The Southern New England Telephone Company.

         The Company is engaged in the business of designing, manufacturing and marketing turnkey interactive video conferencing systems.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Business Acquired:

         At the present time, it is impractical to provide the required financial statements for ETI as required by this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than December 16, 1996 (60 days after this Report is required to be filed).

         (b)     Pro Forma Financial Information:

         At the present time, it is impractical to provide the pro forma financial information relative to the ETI acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. The Company will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than December 16, 1996 (60 days after this Report is required to be filed).

         (c)     Exhibits:

         2.1 - Agreement and Plan of Merger and Reorganization, dated as of October 1, 1996, by and among VSI Enterprises, Inc., ETI Acquisition Co., Eastern Telecom, Inc. and Mark E. Munro and Susan S. Munro.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VSI ENTERPRISES, INC.



                                       By: /s/ B. R. Brewer
                                           -----------------------------------
                                           B. R. Brewer
                                           President

Dated:  October 7, 1996
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                                 EXHIBIT INDEX



   EXHIBIT NO.                               DESCRIPTION OF EXHIBIT
   -----------                               ----------------------
       2.1         Agreement and Plan of Merger and Reorganization, dated as of October 1,
                   1996, by and among VSI Enterprises, Inc., ETI Acquisition Co., Eastern
                   Telecom, Inc. and Mark E. Munro and Susan S. Munro.
